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                                                                      EXHIBIT 99

                                  RISK FACTORS


CURRENT CONDITIONS OF MORTGAGE INDUSTRY ADVERSELY AFFECT OUR LIQUIDITY AND OUR ABILITY TO PAY DIVIDENDS

     We must access liquidity to continue our operations, grow our asset base and pay dividends. We have traditionally derived our liquidity from three sources:

               .     financing facilities provided to us by others to acquire
                     mortgage assets
               .     whole loan sales and securitizations of acquired mortgage
                     loans
               .     sales of equity securities

     Margin Calls on Financing Facilities Have Adversely Affected Our Operations and Resulted in Losses

     Until recently, we have not had difficulty in obtaining favorable financing facilities or in selling acquired mortgage loans. However, recently the mortgage industry has experienced substantial turmoil as a result of a lack of liquidity in the secondary markets. Investors have expressed unwillingness to purchase interests in securitizations due in part to:

               . higher than expected credit losses on many companies' securitization interests
               . the widening of returns expected by institutional investors on securitization interests over the prevailing Treasury rate

     As a result, many mortgage loan originators, including our company, have been unable to access the securitization market on favorable terms and some companies have declared bankruptcy. Originators have been required to sell loans on a whole loan basis and liquidate holdings of mortgage-backed securities to repay financing facilities. However, the large influx of loans available for sale on a whole loan basis has affected the pricing offered for these loans which in turn has reduced the value of the collateral underlying the financing facilities. Therefore, many providers of financing facilities have initiated margin calls. Margin calls result when our lenders evaluate the market value of the collateral securing our financing facilities and require us to provide them with additional equity or collateral to secure our borrowings. Late in the third quarter and in the fourth quarter of 1998, we experienced substantial margin calls on borrowings secured by mortgage loans and mortgage backed securities which we were unable to sell through securitizations. We delayed the payment of our third quarter dividend and sold mortgage-backed securities and mortgage loans on a whole loan basis as a result of these margin calls. Future margin calls will adversely affect our ability to pay dividends in future periods.

     Our financing facilities are short-term borrowings. Due to the turmoil in the mortgage industry, many traditional providers of financing facilities have been unwilling to provide facilities on favorable terms or at all. If we cannot renew or replace maturing borrowings, we will have to sell on a whole loan basis the loans securing these facilities and, depending upon market conditions, these sales may result in substantial losses.

     Deterioration of Secondary Market Has Adversely Affected Our Operations

     If we cannot profitably securitize or sell on a whole loan basis a sufficient number of our mortgage loans in a particular financial reporting period, then our revenues for such period will decline. As a result of turmoil in the securitization market, many mortgage lenders, including our company, have been required to sell mortgage loans on a whole loan basis under adverse market conditions in order to generate liquidity. Many of these sales were made at prices lower than our carrying value of the mortgage loans and we experienced losses. We cannot assure you that we will be able to continue to sell our loans on a whole loan basis profitably or at all.

     Gains on sales from our securitizations have historically represented most of our earnings. Our ability to complete securitizations is dependent upon general conditions in the securities and secondary markets and the credit quality of the mortgage loans. We are currently unable to profitably access the securitization market to sell our loans. To improve liquidity and to meet our obligations to our financing sources, we were required to sell our mortgage assets.
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Our future cash flows will be negatively impacted if the turmoil in the mortgage-backed securities market continues and by the elimination of the cash flows that would have been realized from the securities that are sold.

     In addition, delays in closing sales of our loans increase our risk by increasing the warehousing period for the loans, further exposing our company to credit risk. If we continue to be unable to profitably complete securitizations or whole loan sales, we will be required to utilize other sources of financing which may be on less favorable terms or not available to all. These trends may continue to adversely affect our operations and our ability to pay dividends in the future.

     Inability to Access Capital Markets and Generate Liquidity will Continue to Adversely Affect our Operations and May Result in Losses

     We do not believe our current operating cash flows are sufficient to fund our lending activities and the growth of our mortgage assets, to repay our financing facilities and to pay cash dividends. We continue to explore alternatives for increasing our liquidity through additional asset sales and capital raising efforts. However, we cannot assure you that any of these alternatives will be available to us, or if available, that we will be able to negotiate favorable terms. If we cannot raise cash by selling debt and equity, we may be forced to sell our assets at unfavorable prices or discontinue various business activities. Our inability to access the capital markets will have a negative impact on our earnings and ability to pay dividends.

     REIT provisions of the Internal Revenue Code require us to distribute to our stockholders substantially all of our taxable income. These provisions restrict our ability to retain earnings and renew capital for our business activities. We may decide in future periods not to be treated as a REIT which would cause us to be taxed at the corporate level and to cease paying regular dividends.

OUR PRIOR HISTORY IS NOT REFLECTIVE OF FUTURE PERFORMANCE

     Our historical financial performance is of limited relevance in predicting our future performance. We began our operations in November 1995. Although our mortgage loan originations and total revenues have grown substantially, we had a net loss for the three months ended September 30, 1998. We believe that our origination levels and profitability will continue to be adversely affected if the turmoil in the mortgage industry continues. Our future operating results will depend largely upon our ability to expand our long-term investment operations, our conduit operations and our warehouse lending operations. We cannot assure you that we will be able to successfully grow or that our operations will be profitable in the future. We cannot assure you that any prior rates of growth can be sustained or that they are indicative of future results. It is unlikely that any of our future dividends will be equal to or more than those dividends we have paid in the past.

     The loans we purchased to date and included in our securitizations have been outstanding for a relatively short period of time and our delinquency and loss experience to date may not be indicative of future results. It is unlikely that we will be able to maintain our delinquency and loan loss ratios at their present levels as our portfolio becomes more seasoned.

OUR BORROWINGS AND SUBSTANTIAL LEVERAGE MAY CAUSE LOSSES

     Risks of Use of Collateralized Mortgage Obligations

     To grow our investment portfolio, we borrow a substantial portion of the market value of substantially all of our investments in mortgage loans and mortgage-backed securities. We currently prefer to use collateralized mortgage obligations as financing vehicles to increase our leverage, since mortgage loans held for collateralized mortgage obligation collateral are retained for investment rather than sold in a secondary market transaction. Retaining mortgage loans as collateralized mortgage obligation collateral exposes our operations to greater credit losses than the use of securitization techniques that are treated as sales. In creating a collateralized mortgage obligation, we make a cash equity investment to fund collateral in excess of the amount of the securities issued. If we experience credit losses on the pool of loans subject to the collateralized mortgage obligation greater than we expected, the value of our equity investment decreases and we would have to adjust the value of the investment in our financial statements.

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     Cost of Borrowings May Exceed Return on Assets

     The cost of borrowings under our financing facilities corresponds to a referenced interest rate plus or minus a margin. The margin varies depending on factors such as the nature and liquidity of the underlying collateral and the availability of financing in the market. We will experience net interest losses if the returns on our assets financed with borrowed funds fail to cover the cost of our borrowings.

     Default Risks Under Financing Facilities

     If we default under our collateralized borrowings, our lenders could force us to liquidate the collateral. If the value of the collateral is less than the amount borrowed, we would be required to pay the difference in cash. If a party to whom we extended a reverse repurchase agreement declares bankruptcy, we might experience difficulty repurchasing our collateral, or enforcing our claim for damages, and it is possible that our claim could be repudiated and we could be treated as an unsecured creditor. If this occurs, our claims would be subject to significant delay and we may receive substantially less than our actual damages.

     Risk of Lack of Return of Investment on Liquidation

     We have pledged a substantial portion of our assets to secure the repayment of collateralized mortgage obligations issued in securitizations, our financing facilities or other borrowings. We will also pledge substantially all of our current and future mortgage loans to secure borrowings pending their securitization or sale. The cash flows we receive from our investments that have not yet been distributed, pledged or used to acquire mortgage loans or other investments may be the only unpledged assets available to our unsecured creditors and you if our company were liquidated.

INTEREST RATE FLUCTUATIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS

     Our operations, each as a mortgage loan originator and warehouse lender, may be adversely affected by rising and falling interest rates. Higher interest rates may discourage potential borrowers from refinancing mortgages, borrowing to purchase homes or seeking second mortgages. This may decrease the amount of mortgages available to be acquired by our conduit operations and decrease the demand for warehouse financing provided by our warehouse lending operations to originators of mortgage loans. If short-term interest rates exceed long-term interest rates, there is a higher risk of increased loan prepayments, as borrowers may seek to refinance their mortgage loans at lower long-term interest rates. Increased loan prepayments could lead to a reduction in the number of loans we service, the fees we receive for loan servicing and our loan servicing income.

     We are subject to the risk of rising mortgage interest rates between the time we commit to purchase mortgages at a fixed price and the time we sell or securitize those mortgages. An increase in interest rates will generally result in a decrease in the market value of mortgages that we have committed to purchase at a fixed price, but have not yet sold or securitized.

     Risks of Repricing of Assets and Liabilities

     Our principal source of revenue is net interest income or net interest spread, which is the difference between the interest we earn on our interest earning assets and the interest we pay on our interest bearing liabilities. The rates we pay on our borrowings are independent of the rates we earn on our assets and may be subject to more frequent periodic rate adjustments.
Therefore, we could experience a decrease in net interest income or a net interest loss because the interest rates on our borrowings could increase faster than the interest rates on our assets. If our net interest spread becomes negative, we will be paying more interest on our borrowings than we will be earning on our assets and we will be exposed to a significant risk of loss.

     Additionally, the rates paid on our borrowings and the rates received on our assets may be based upon different indices (i.e., LIBOR, U.S. Treasuries, etc.). If the index used to determine the rate on our borrowings increases faster than the index used to determine the rate on our assets, we will experience a declining net interest spread which will have a negative impact on our profitability and may result in losses.

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     Risks of Adjustable Rate Mortgages

     A significant portion of the mortgage assets held by our long-term investment operations are adjustable rate mortgages or bear interest based upon short-term interest rate indices. We generally fund these mortgage assets with borrowings. To the extent that there is a difference between the interest rate index used to determine the interest rate on our adjustable rate mortgage assets and the interest rate index used to determine the borrowing rate for our related financing, our business may be negatively impacted.

     Interest Rate Caps

     Adjustable rate mortgages typically have interest rate caps which limit interest rates charged to the borrower during any given period. Our borrowings are not subject to similar restrictions. In a period of rapidly increasing interest rates, the interest rates we pay on our borrowings could increase without limitation, while the interest rates we earn on our adjustable rate mortgage assets would be capped. If this occurs, our net earnings could be significantly reduced or we could suffer a net interest loss.

     Payment Caps

     Some of our adjustable rate mortgages may be subject to payment caps meaning some portion of the interest accruing on the mortgage is deferred and added to the principal outstanding. Our borrowings do not have similar provisions. This could cause us to receive less cash on our adjustable rate assets than the interest due on our related borrowings. Also, the increased principal amount outstanding as a result of interest deferral may result in a higher rate of defaults on these loans.

PREPAYMENTS OF MORTGAGE LOANS MAY ADVERSELY AFFECT OUR OPERATIONS

     Mortgage prepayments generally increase when fixed mortgage interest rates fall below the then-current interest rates on outstanding adjustable rate mortgage loans. Prepayments on mortgage loans are also affected by the terms and credit grades of the loans and general economic conditions. Most of our adjustable rate mortgages and those backing mortgage-backed securities are originated within six months of the time we purchased the mortgages and generally bear initial interest rates which are lower than their "fully-indexed" amount (the applicable index plus the margin). If we acquire these mortgages at a premium and they are prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we would not have received interest at the fully-indexed rate during such period. This means we would lose the opportunity to earn interest at that rate over the expected life of the mortgage. Also, if prepayments on our adjustable rate mortgage loans increase when interest rates are declining, our net interest income may decrease if we cannot reinvest the prepayments in mortgage assets bearing comparable rates.

     We currently acquire mortgages on a "servicing released" basis, meaning we acquire both the mortgages and the rights to service them. This strategy requires us to pay a higher purchase price or premium for the mortgages. If any mortgage loans that we acquired at a premium are prepaid, generally accepted accounting principles require us to immediately write-off any remaining capitalized premium amount, which would decrease our interest income.

VALUE OF OUR PORTFOLIO OF MORTGAGE-BACKED SECURITIES MAY BE ADVERSELY AFFECTED

     We invest in mortgage-backed securities known as "interest-only," "principal-only," residual interest and subordinated securities. These securities are either created through our own securitizations or those of third parties. Investments in residual interest and subordinated securities are much riskier than investments in senior mortgage-backed securities because these subordinated securities bear all credit losses prior to the related senior securities. On a percentage basis, the risk associated with holding residual interest and subordinated securities is greater than holding the underlying mortgage loans directly due to the concentration of losses in the subordinated securities.

     We estimate future cash flows from these securities and value them utilizing assumptions based in part on projected discount rates, mortgage loan prepayments and credit losses. If our actual experience differs from our assumptions we would be required to reduce the value of these securities. The market for our asset-backed securities

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is extremely limited and we cannot assure you that we could sell these securities at their reported value or at all or that we could recoup our initial investment.

     We also bear the risk of loss on any mortgage-backed securities we purchase in the secondary mortgage market. If third parties have been contracted to insure against these types of losses, we would be dependent in part upon the creditworthiness and claims paying ability of the insurer and the timeliness of reimbursement in the event of a default on the underlying obligations. The insurance coverage for various types of losses is limited, and we bear the risk of any losses in excess of the limitation or outside of the insurance coverage.

     In addition, we may not obtain our anticipated yield or we may incur losses if the credit support available within certain mortgage-backed securities is inadequate due to unanticipated levels of losses, or due to difficulties experienced by the credit support provider. Delays or difficulties encountered in servicing mortgage-backed securities may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade certain classes of our securities.

WE UNDERTAKE ADDITIONAL RISKS BY ACQUIRING AND INVESTING IN MORTGAGE LOANS

     Risk of Failure to Obtain Credit Enhancements

     We do not obtain credit enhancements such as mortgage pool or special hazard insurance for all of our mortgage loans and investments. Borrowers may obtain private mortgage insurance, but we only require this insurance in limited circumstances. During the time we hold mortgage loans for investment, we are subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as losses occurring from earthquakes or floods). If a borrower defaults on a mortgage loan that we hold, we bear the risk of loss of principal to the extent there is any deficiency between the value of the related mortgaged property and the amount owing on the mortgage loan. In addition, since defaulted mortgage loans are not considered eligible collateral under our borrowing arrangements, we bear the risk of being required to finance these loans with funds other than borrowed funds until they are ultimately liquidated.

     Greater Credit Risks from Non-Conforming Mortgage Loans

     Non-conforming residential mortgage loans are residential mortgages that do not qualify for purchase by government sponsored agencies such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. Our operations may be negatively affected due to our investments in non-conforming loans or securities evidencing interests in such loans. Credit risks associated with non-conforming mortgage loans are greater than conforming mortgage loans. The interest rates we charge on non-conforming loans are often higher than those charged for conforming loans. The combination of different underwriting criteria and higher rates of interest leads to greater risk including higher prepayment rates and higher delinquency rates and/or credit losses.

     Second Mortgages Entail Greater Risks

     Our security interest in the property securing second mortgages is subordinated to the interest of the first mortgage holder. If the value of the property is equal to or less than the amount needed to repay the borrower's obligation to the first mortgage holder upon foreclosure, all or a portion of our second mortgage loan will not be repaid.

     Geographic Concentration of Mortgage Loans Has Higher Risks

     We do not set limitations on the percentage of our mortgage asset portfolio composed of properties located in any one area (whether by state, zip code or other geographic measure). Concentration in any one area increases our exposure to the economic and natural hazard risks associated with that area. We estimate that a high concentration of the loans included in securitizations in which we hold subordinated interests are secured by properties in California. Certain parts of California have experienced an economic downturn in past years and have suffered the effects of certain natural hazards.

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POTENTIAL LOSSES RELATED TO RECOURSE OBLIGATIONS

      Mortgage-backed securities issued in connection with our securitizations have been non-recourse to us, except in the case of a breach of standard representations and warranties made by us when the loans are securitized. While we have recourse against the sellers of mortgage loans, we cannot assure you that they will honor their obligations. We also engaged in bulk whole loan sales pursuant to agreements that provide for recourse by the purchaser against us. In some cases, the remedies available to a purchaser of mortgage loans from us are broader than those available to us against those who sell us these loans. If a purchaser exercises its rights against us, we may not always be able to enforce whatever remedies we may have against our sellers.

WE UNDERTAKE ADDITIONAL RISKS IN PROVIDING WAREHOUSE FINANCING

     As a warehouse lender, we lend money to mortgage bankers on a secured basis and we are subject to the risks associated with lending to mortgage banks, including the risks of fraud, borrower default and bankruptcy, any of which could result in credit losses for us. Our claims as a secured lender in a bankruptcy proceeding may be subject to adjustment and delay.

THE VALUE OF OUR MORTGAGE SERVICING RIGHTS IS SUBJECT TO ADJUSTMENT

     When we purchase loans that include the associated servicing rights, the allocated cost of the servicing rights is reflected on our financial statements as mortgage servicing rights. To determine the fair value of these servicing rights, we use assumptions to estimate future net servicing income including projected discount rates, mortgage loan prepayments and credit losses. If actual prepayments or defaults with respect to loans serviced occur more quickly than we originally assumed, we would have to reduce the carrying value of our mortgage servicing rights. We do not know if our assumptions will prove correct.

OUR OPERATING RESULTS WILL BE AFFECTED BY THE RESULTS OF OUR HEDGING ACTIVITIES

     To offset the risks associated with our conduit operations, we enter into transactions designed to hedge our interest rate risks. To offset the risks associated with our long-term investment operations, we attempt to match the interest rate sensitivities of our adjustable rate mortgage assets held for investment with the associated financing liabilities. Our management determines the nature and quantity of the hedging transactions based on various factors, including market conditions and the expected volume of mortgage loan purchases. We do not limit management's use of certain instruments in such hedging transactions. Although our hedging program currently qualifies for hedge accounting under generally accepted accounting principles, we cannot assure you that our hedging transactions will offset our risks of loss, and we could incur significant losses.

REDUCTION IN DEMAND FOR RESIDENTIAL MORTGAGE LOANS AND OUR NON-CONFORMING LOAN PRODUCTS MAY ADVERSELY AFFECT OUR OPERATIONS

     The availability of sufficient mortgage loans meeting our criteria is dependent in part upon the size and level of activity in the residential real estate lending market and, in particular, the demand for non-conforming mortgage loans, which is affected by:

     .    interest rates
     .    regional and national economic conditions
     .    fluctuations in residential property values
     .    general regulatory and tax developments

     If our mortgage loan purchases decrease, we will have:

     .    decreased economies of scale
     .    higher origination costs per loan
     .    reduced fee income
     .    smaller gains on the sale of non-conforming mortgage loans
     . an insufficient volume of loans to effect securitizations which requires us to accumulate loans over a longer period

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OUR DELINQUENCY RATIOS AND OUR PERFORMANCE MAY BE ADVERSELY AFFECTED BY THE
PERFORMANCE OF PARTIES WHO SUB-SERVICE OUR LOANS

     We contract with third-party sub-servicers for the sub-servicing of all our loans, including those in our securitizations, and our operations are subject to risks associated with inadequate or untimely servicing. Poor performance by a sub-servicer may result in greater than expected delinquencies and losses on our loans. A substantial increase in our delinquency or foreclosure rate could adversely affect our ability to access the capital and secondary markets for our financing needs. Also, with respect to loans subject to a securitization, greater delinquencies would adversely impact the value of any "interest-only," "principal-only" and subordinated securities we hold in connection with that securitization.

     In a securitization, relevant agreements permit us to be terminated as servicer under specific conditions described in these agreements, such as the failure of a sub-servicer to perform certain functions within specific time periods. If, as a result of a sub-servicer's failure to perform adequately, we were terminated as servicer of a securitization, the value of any servicing rights held by us would be adversely impacted.

INTENSE COMPETITION FOR MORTGAGE LOANS MAY ADVERSELY AFFECT OUR OPERATIONS

     We compete in purchasing non-conforming mortgage loans and issuing mortgage-backed securities with:

     .    other mortgage conduit programs
     .    investment banking firms
     .    savings and loan associations
     .    banks
     .    thrift and loan associations
     .    finance companies
     .    mortgage bankers
     .    insurance companies
     .    other lenders
     .    other entities purchasing mortgage assets

     Continued consolidation in the mortgage banking industry may adversely affect us by reducing the number of current sellers to our conduit operations and our potential customer base. As a result, we may have to purchase a larger percentage of mortgage loans from a smaller number of sellers which could cause us to have to pay higher premiums for loans.

IF WE FAIL TO MAINTAIN OUR REIT STATUS WE MAY BE SUBJECT TO TAXATION AS A REGULAR CORPORATION

Consequences if We Fail to Qualify as a REIT

     We believe that we have operated and intend to continue to operate in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT.

     You should be aware that opinions of counsel are not binding on the IRS or any court. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Both the validity of the opinion of counsel and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational and stockholder ownership requirements on a continuing basis.

     If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to Federal income tax at regular corporate rates. We also could

                                      -7-
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be subject to the Federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you would be reduced substantially for each of the years involved.

Effect of Distribution Requirements

     As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

Other Tax Liabilities

     Even if we qualify as a REIT, we may be subject to certain Federal, state, and local taxes on our income, property and operations that could reduce operating cash flow.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED IF WE ARE SUBJECT TO THE INVESTMENT COMPANY ACT

     We intend to conduct our business at all times so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. In order to qualify for this exemption we must maintain at least 55% of our assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate. Our ownership of certain mortgage assets may be limited by the provisions of the Investment Company Act. If the Securities and Exchange Commission adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exception, we could be required to restructure our activities or sell certain of our assets. To insure that we continue to qualify for the exemption we may be required at times to adopt less efficient methods of financing certain of our mortgage assets and we may be precluded from acquiring certain types of higher-yielding mortgage assets. The net effect of these factors will be to lower at times our net interest income. If we fail to qualify for exemption from registration as an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business will be materially and adversely affected if we fail to qualify for this exemption.

FUTURE REVISIONS IN POLICIES AND STRATEGIES AT THE DISCRETION OF OUR BOARD OF DIRECTORS MAY BE EFFECTED WITHOUT STOCKHOLDER CONSENT

     Our board of directors, including a majority of our unaffiliated directors, has established our investment and operating policies and strategies. We may:

     . invest in the securities of other REITs for the purpose of exercising control
     .    offer securities in exchange for property
     . offer to repurchase or otherwise reacquire our shares or other securities in the future

     In October 1998, we adopted a repurchase plan to repurchase up to $5.0 million of our common stock in the open market. As of December __, 1998, we had not repurchased any shares. We may also underwrite the securities of other issuers, although we have no present intention to do so. Any of the policies, strategies and activities may be modified or waived by our board of directors, subject in certain cases to approval by a majority of our unaffiliated directors, without stockholder consent.

EFFECT OF FUTURE OFFERINGS MAY ADVERSELY AFFECT MARKET PRICE OF OUR SECURITIES

     We intend to increase our capital resources by making additional private or public offerings of securities in the future. We do not know:

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     .    the actual or perceived effect of these offerings
     .    the timing of these offerings
     . the dilution of the book value or earnings per share of our securities then outstanding
     .    the effect on the market price of our securities then outstanding

     Risk Relating to Common Stock

     The sale or the proposed sale of substantial amounts of our common stock in the public market could materially adversely affect the market price of our common stock or other outstanding securities.

     Risk Relating to Preferred Stock

     Our charter authorizes our board of directors to issue shares of preferred stock and to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series of stock. The preferred stock may be issued from time to time with terms as determined by our board of directors. Our preferred stock is available for our possible future financing of acquisitions and for our general corporate purposes without further stockholder authorization. In October 1998, our board announced a dividend to all common stockholders of certain shares of our Series A Junior Preferred Stock. Our Series A Junior Preferred Stock has terms and conditions which could have the effect of delaying, deferring or preventing a hostile change in control of our company. Our board could authorize the issuance of shares of another class or series of preferred stock with terms and conditions which could also have the effect of delaying, deferring or preventing a change in control of our company which could involve a premium price for holders of common stock or otherwise be in their best interest. The preferred stock, if issued, may have a preference on dividend payments which could reduce the assets we have available to make distributions to our common stockholders.

MARYLAND BUSINESS COMBINATION STATUTE

     The Maryland General Corporation Law establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between our company and an interested stockholder unless the board of directors approved the transaction prior to the party becoming an interested stockholder. The five year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five year period. This means that the transaction must be approved by at least:

     . 80% of the votes entitled to be cast by holders of outstanding voting shares and
     . 66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom the business combination is to be effected.

     The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

MARYLAND CONTROL SHARE ACQUISITION STATUTE

     Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a stockholder vote. Two-thirds of the shares eligible to vote must vote in favor of granting the "control shares" voting rights. "Control shares" are shares of stock that, taken together with all other shares of stock the acquiror previously acquired, would entitle the acquiror to exercise at least 20% of the voting power in electing directors. Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

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     If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders' meeting.

     If voting rights are not approved at a meeting of stockholders then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to voting rights, as of the date of either:

     .    the last control share acquisition;
     . or any meeting where stockholders considered and did not approve voting rights of the control shares.

     If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters' rights would not apply in the context of a control share acquisition.

     The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction.

     The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

POSSIBLE ADVERSE CONSEQUENCES OF LIMITS ON OWNERSHIP OF SHARES

     Our Charter limits ownership of our capital stock by any single stockholder to 9.5% of our outstanding shares. Our Charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of our shares or in five or fewer persons, applying certain broad attribution rules of the Internal Revenue Code, owning 50% or more of our shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, we:

     .    will consider the transfer to be null and void;
     .    will not reflect the transaction on our books;
     .    may institute legal action to enjoin the transaction;
     .    will not pay dividends or other distributions with respect to those shares;
     .    will not recognize any voting rights for those shares;
     .    will consider the shares held in trust for the benefit of our Company;
          and
     . will either direct the affected person to sell the shares and turn over any profit to us, or we will redeem the shares. If we redeem the shares, it will be at a price equal to the lesser of:

          (a) the price paid by the transferee of the shares or

          (b) the average of the last reported sales prices on the American Stock Exchange on the ten trading days immediately preceding the date fixed for redemption by our board of directors.

     An individual who acquires shares that violate the above rules bears the risk that (1) he may lose control over the power to dispose of his shares, (2) he may not recognize profit from the sale of his shares if the market price of the shares increases and (3) he may be required to recognize a loss from the sale of his shares if the market price decreases.

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FAILURE TO COMPLY WITH YEAR 2000 COMPUTER STANDARDS

     We are not aware of any material operational issues or costs associated with preparing our internal systems for the year 2000. However, we may have operational problems or increased costs because of our implementation of systems and changes necessary to address year 2000 issues. Our inability to implement such systems and changes in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

     We also rely, directly and indirectly, on external systems of business enterprises such as financial institutions, third party mortgage banks, correspondent loan originators and government agencies for accurate exchange of data. Even if the year 2000 issue does not materially affect our internal systems, disruptions in the operation of the enterprises with which we interact could adversely affect us.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL OWNERSHIP LIMIT

     The 9.5% ownership limit discussed above may have the effect of precluding acquisition of control of our company by a third party without consent of our board of directors.

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